BMB MUNAI, INC. ANNOUNCES APPOINTMENT OF NEW CEO

SALT LAKE CITY, UTAH – August 14, 2007 - BMB Munai, Inc. (AMEX: KAZ) today announced that its board of directors has appointed Gamal Kulumbetov to the position of chief executive officer of the Company effective August 15, 2007. Mr. Kulumbetov will replace Boris Cherdabayev who has served as the Company’s CEO and chairman since 2003. Mr. Cherdabayev will remain as the chairman of the Company’s board of directors and will continue to play an active role in the leadership of the Company as it evaluates various strategic relationship and property acquisition opportunities in Kazakhstan. Mr. Cherdabayev will also continue to act as the central liaison between the Company and governmental regulators in Kazakhstan.

Mr. Kulumbetov joined the Company in 2005 and has served as COO since that time. He has been responsible for the design of operating policies and procedures and implementation of improved workflow and production activities. These activities have been instrumental in the Company’s successful efforts to achieve stable production in excess of 2,000 bpd in the last fiscal year and led to the Company’s highest profitability to date during the first fiscal quarter of the current year. Boris Cherdabayev remarked, “Gamal Kulumbetov is a thoughtful leader who enjoys the confidence of our field staff, central office personnel and our drilling and servicing subcontractors. Add to this Gamal’s deep understanding of the oil and gas industry and work history as a results-driven professional, I am confident of his success at continuing favorable results for the Company and its stakeholders.”

Commenting on the promotion, Company president, Askar Tashtitov, said, “Complimenting our success in securing additional funding in July 2007, this transition in our management team will contribute to the expansion of our drilling program through the end of the 2008 calendar year. Gamal’s thorough understanding of our field operations and his technical expertise will prove invaluable as we prepare to complete all exploration activities and required infrastructure prior to submission of our results to a design institute for verification of commercial reserves. Gamal’s guidance will be crucial to the Company as it navigates the course from the exploration phase to the commercial production stage.”

Prior to joining BMB Munai, Inc. Mr. Kulumbetov, worked as the chief geologist of Big Sky Energy Corporation operating in Kazakhstan. In 2001 Mr. Kulumbetov was employed as the Deputy Manager of the TengizChevrOil Fields Development Project, a joint venture between Chevron, ExxonMobil Kazakhstan Ventures Inc., Lukarco B.V. and National Oil and Gas Company KazMunaiGaz. Earlier in his career he was a surface data logging engineer with Halliburton and a drilling fluids engineer with MI Drilling Fluids, LLC. Mr. Kulumbetov is a Ph.D candidate at the Satpaev Kazakhstan Geology Science Institute, Almaty, Kazakhstan. He authored the thesis, “Litho-facies analysis, reservoir properties and oil-and-gas content of subsoil terrigenous sediments of late Paleozoic on the Eastern Pre-Caspian depression.”

AMEX has neither approved nor disapproved of the contents of this press release.

Contacts:

In the US: Adam R. Cook, Corporate Secretary

(801) 355-2227, E-mail: USoffice@bmbmunai.com

In Kazakhstan: Daniyar Uteulin, Vice President for Investor Relations

+7 (3272) 375-125, E-mail: KZoffice@bmbmunai.com

This release contains “forward –looking” statements that are subject to risks and uncertainties that could cause actual results to differ materially. Certain statements contained herein constitute forward -looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from those expressed or implied. Forward -looking statements involve risks and uncertainties, including but not limited to, risks described in the Company’s periodic reports on file with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements.